Exhibit 6.4

PROMISSORY NOTE

$50,000 Principal Amount	Date: June 1, 2013

FOR VALUE RECEIVED, Beverage Production and Inventory LLC, (the "Borrower" or the "Company"), hereby covenants and promises to pay to CHRIS CARLEO (the "Holder"), the sum of FIFTY THOUSAND DOLLARS ($50,000), with six percent (6%) interest, in lawful money of the United States of America, payable as follows:

$33,333 or 66.666% of the Principal Amount on or before September 31, 2013

$33,333 or 66.666% of the Principal Amount on or before December 31, 2013

$33,333 or 66.666% of the Principal Amount (the final payment) on or before March 31, 2014. In addition, the final payment will include all accrued interest.

Borrower shall have the right to prepay, without penalty, all or any part of the unpaid balance of this Note at any time on five (5) days prior written notice. Borrower shall not be entitled to re-borrow any prepaid amounts of the principal, interest or other costs or charges. Borrower is duly authorized to enter into this Note.

Further, it is agreed that if this Note is not paid when due or declared due hereunder, the principal and accrued interest thereon shall draw interest at the rate of ten percent (10%) per annum, and that failure to make any payment of principal or interest when due or any default under any encumbrance or agreement securing this Note shall cause the whole note to become due at once, or the interest to be counted as principal, at the option of the holder of the Note. The makers and all endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable for all or any part of this indebtedness, hereof severally and jointly waive presentment for payment, protect diligence, notice of nonpayment and of protest, and agreement to any extension of time of payment and partial payments before, at or after maturity. The makers, endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable on this Note agree jointly and severally, to pay all costs of collection, including reasonable attorneys' fees and all costs of suit, in case the unpaid principal sum of this Note or any payment of interest or principal and interest thereon or any premium is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced hereby, or for the foreclosure by the Holder of any collateral, or in the event the holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Note or because of the existence of any security instrument pledged as security for the payment of this Note, whether suit be brought or not, and whether through courts of original jurisdiction, as well as appellate or bankruptcy courts or other legal proceeding.

This Note is secured by evidenced by certain documents executed by and between the Borrower and DNA Brands, Inc., and officers. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Holder upon Holder's death and (b) any successor of the Borrower. Any such successor of the Borrower shall be deemed substituted for the Borrower under the terms of this Note for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Borrower.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida without reference to conflict of laws principle. Any action commenced by a party herein shall be venued in the appropriate court of competent jurisdiction located in the County of Broward, State of Florida.

Beverage Production and Inventory, LLC

By: /s/ Ismael Llera
Ismael Llera, Manager

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SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the "Agreement") is made and effective this 8th day of May, 2014 (the "Effective Date") by and between Chris Carleo ("Note Holder"), Beverage Production and Inventory LLC, a Florida limited liability company ("Beverage") and DNA Brands, Inc., a Colorado corporation ("DNA") (Note Holder and DNA collectively referred to as the "Parties").

WHEREAS, Note Holder is owed $100,000 (the "Principal Balance") into Beverage, a company affiliated with DNA; and

WHEREAS, Beverage made a secured loan to DNA (the "Beverage Loan") to pay for the costs of inventory of DNA energy drinks, which was secured by such inventory;

WHEREAS, DNA was unable to sell the inventory and repay the Beverage Loan to Beverage and the Beverage Loan is currently in default;

WHEREAS, Beverage has assigned the Principal Balance of the Beverage loan to the Note Holder;

WHEREAS, Holder has agreed to release DNA from the obligations included in that certain 6% Convertible Note in the principal amount of $50,000, a copy of which is attached hereto and incorporated herein as if set forth as Exhibit "A" (the "Note" ) and replace the obligations that DNA owes to Holder with the terms and conditions contained hereinbelow;

WHEREAS, the Parties, intending to be legally bound hereby, desire to enter into this Agreement in order to provide a complete settlement of all obligations currently owed by DNA to Beverage and Beverage's obligations to Note Holder, subject to the terms provided in this Agreement.

NOW THEREFORE, in consideration of the promises and of the covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.                  Incorporation of Recitals. The foregoing recitals are incorporated herein and by this reference made a part hereof.

2.                  Settlement of Action. In consideration of this Agreement and the execution of the Note by DNA, the Parties have elected to voluntarily enter into this agreement to resolve all current obligations each may have against the other.

3.                  Default. Failure to adhere to this Agreement or the provisions of the Note shall constitute a default of this Agreement and the Note.

4.                  Forbearance/Release. For so long as DNA is not in default of this Agreement or the Note, Note Holder will refrain from any action against Beverage and/or DNA to collect the Principal Balance and such other amounts that may be owed. If DNA defaults on this Agreement or the Note, then Note Holder shall be immediately permitted to do take any and all legal action deemed necessary by Note Holder against Beverage and DNA. In the event the Note is satisfied either by repayment or conversion, Note Holder shall execute and deliver all documentation necessary to release Beverage and DNA from any and all obligations, funds or other claims Note Holder may have against either of Beverage or DNA.

5.             Waiver of Rights. Any rights waived by DNA by the execution of this Agreement are hereby waived freely, knowingly, and voluntarily after receiving the advice of counsel. Without limiting the rights waived herein, DNA acknowledges that execution of this Agreement does hereby waive any rights to counterclaim against Note Holder and any claims of conflicts of interests.

6.             Note. Nothing contained in this Agreement shall be construed to limit in any way the rights granted to Note Holder pursuant to the Note.

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7.             Entire Agreement. This Agreement and the Note constitute the final and entire agreement between the Parties with respect to the matters set forth herein. All prior oral or written agreements between the Parties regarding these matters are hereby superseded by this Agreement, the Note, and the Guaranties.

8.             Amendment or Modification. This Agreement shall not be amended nor modified, except by a written document signed by all Parties.

9.             Governing Law. This Agreement shall be interpreted and construed under the laws of the State of Florida.

10.          Binding Effect. This Agreement is binding upon the Parties and successors in interest thereto, or assignees thereof.

11.          Headings. All headings or captions are intended solely for ease in reading and are not intended to have any legal significance or meaning in the construction of the paragraph to which they pertain.

12.          Severability. If any provision of this Agreement shall be held for any reason to be invalid, illegal or unenforceable, such impairment shall not affect any other provision of this Agreement.

13.          Counterparts. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, electronically or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine, electronic transmission or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have executed this Agreement or have caused this Agreement to be executed by their duly authorized representative with the specific intention of creating an instrument under seal effective as of the date first above written.

NOTE HOLDER

/s/ Chris Carleo

Chris Carleo

(print name)

DNA BRANDS, INC.

By: /s/ Adrian McKenzie

Its: Executive Vice President

BEVERAGE PRODUCTION AND INVENTORY LLC

 a Florida limited liability company

By: /s/ Ismael A. Llera

Its: __________________

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THE OFFER AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. CERTIFICATES REPRESENTING ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE SHALL INCLUDE A LEGEND TO SIMILAR EFFECT AS THE FOREGOING.

CONVERTIBLE PROMISSORY NOTE

$100,000.00	April 17, 2014
Boca Raton, Florida

FOR VALUE RECEIVED, DNA Brands, Inc., a Colorado (the "Company"), promises to pay to Chris Carleo ("Holder"), or its assigns, the principal amount of One Hundred Thousand dollars ($100,000), with interest thereon at the rate of Six percent (6%) per annum. Interest payments shall commence on the six (6) month anniversary date of this Note and thereafter, continue monthly. Payment of principal and any and all remaining interest shall become due and owning nine (9) months from the date of this Note (the "Maturity Date").

This Promissory Note ("Note") is issued in connection with a Settlement Agreement by and between the parties hereto (the "Agreement") dated as of the date above written. All capitalized terms contained in this Note shall have the meaning set forth in the Agreement. In the event there is an inconsistency in the terms contained in the Agreement and the terms contained in this Note, then the terms of the Agreement shall control.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.  Payment. Payment of the Principal Sum shall be made by check payable to the Holder at the Holder's principal address set forth in on the signature page of the Agreement (or at such other place as the Holder hereof shall notify the Company in writing) or, if the Holder so specifies, by written notice to the Company given not less than two Business Days prior to the Maturity Date, by bank wire transfer, in immediately available funds, to the account so specified, in lawful money of the United States of America. The Company may prepay this Note at any time, without premium or penalty, in whole or in part. If the Maturity Date occurs on a date that is not a Business Day then the Principal Sum shall be paid on the next succeeding Business Day. "Business Day" shall mean any day other than Saturday, Sunday or any day upon which banks in the city of Boca Raton, Florida are authorized or required to be closed.

2.  Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(a)    Failure to Pay. If Company shall fail to pay, when due, the Principal Sum on the date due and such payment shall not have been made within ten (10) days of Company's receipt of Holder's written notice to the Company of such failure to pay; or

(b)   Voluntary Bankruptcy or Insolvency Proceedings. If the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (iv) take any action for the purpose of effecting any of the foregoing;

(c)    Involuntary Bankruptcy or Insolvency Proceedings. If proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced, and an order for relief entered in such proceeding shall not be dismissed or discharged within thirty (30) days of the entry of such an order.

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3. Conversion. (a) The Holder of this Promissory Note shall have the right, at its option, to convert the principal amount of this Promissory Note into shares of common stock of the Company ("Common Stock") at any time commencing on the date hereof and through the close of business on the Maturity Date, at a conversion price ("Conversion Price") for each share of Common Stock equal to 30% below the average closing market price of the Common Stock as reported on the OTCQM on which the Company's shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the ten (10) trading days prior to the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the property of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall enter into an Amended and Restated Note providing that this Note shall be convertible into the kind and amount of securities or other property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance which the Holder of this Note would have received if this Note had been converted immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such Amended and Restated Note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

(b)   Upon receipt by the Company or its designated attorney of a facsimile or original of Holder's signed Notice of Conversion followed by receipt of the original Promissory Note to be converted, the Company shall instruct its transfer agent to issue one or more certificates representing that number of shares of Common Stock into which the Promissory Note is convertible in accordance with the provisions regarding conversion set forth in this Promissory Note. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company at its address for notice a facsimile or original of the signed Notice of Conversion. The original Promissory Note(s) to be converted shall be delivered to the Company at such address within 3 business days thereafter.

(c)   Upon the conversion of this Promissory Note and upon receipt by the Company of a facsimile or original of Holder's signed Notice of Conversion, the Company shall instruct its transfer agent to issue Stock Certificates with proper restrictive legend, if an available exemption from registration is not then available, in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable.

(d)    It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the certificates for the Common Stock issuable upon conversion of the Promissory Note as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the Conversion Date. Upon surrender of any Promissory Notes that are to be converted in part, the Company or its assigns shall issue to the Holder a new Promissory Note equal to the accrued interest on the Promissory Note through the Date of Conversion.

4.  Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

5.  Prepayment. At any time the Company shall have the option to redeem this Note and pay to the Holder the unpaid principal amount of this Note, in full, together with any unpaid interest that has accrued. The Company shall give the Holder five (5) days written notice and the Holder during such 5 days shall have the option to convert this Note or any part thereof into shares of Common Stock at the Conversion Price set forth in paragraph 3(a) of this Note.

6.   No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

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7.     The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

8.  Successors and Assigns. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.    Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

10. Notices. Any notice, request or other communication required or permitted hereunder shall be in accordance with the Agreement.

11. Governing Law. The descriptive headings of the several sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions of the State of Florida, or of any other state.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

DNA BRANDS,INC.

By: /s/ Adrian McKenzie
Its: Executive Vice President

Holder's Address:

_______________________

_______________________

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